Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NOVAGOLD RESOURCES INC. (“NOVAGOLD”) of the following reports, all of which are included in NOVAGOLD’s Annual Report on Form 10-K for the year ended November 30, 2013:

●	our report dated February 12, 2014, relating to NOVAGOLD’s consolidated financial statements and the effectiveness of internal control over financial reporting;

●	our report dated February 5, 2014, relating to the Galore Creek Partnership’s financial statements; and

●	our report dated February 7, 2014, relating to Donlin Gold LLC’s financial statements.

signed “PricewaterhouseCoopers LLP”

Chartered Accountants
Vancouver, British Columbia
July 25, 2014